UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 11, 2005

Alico, Inc.

                                             Florida                                        0-261                                59-0906081
                                  (State of other jurisdiction            (Commission                   (IRS Employer
                                               of incorporation)                        File Number)                   Identification No.)

                                             P.O. Box 338, La Belle, FL                                               33975
                                    (Address of principal executive offices)                             (Zip Code)

Registrant's telephone number, including area code: (863) 675-2966

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

Incorporated by reference is a press release issued by the Registrant on October 11, 2005, attached as Exhibit 99.1, announcing Alico Inspectors discover early canker find.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

 Exhibit 99.1- Press release annnouncing Alico inspectors discover early canker find dated October 11, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALICO, INC.

Date: October 11, 2005

By: /s/ John R. Alexander
            John R. Alexander
            President & Chief Executive Officer

Exhibit 99.1

NEWS RELEASE

Alico Inspectors Discover Early Canker Find

La Belle, FL., October 11, 2005 -- Alico, Inc. (NASDAQ:ALCO), one of the South’s best-known agribusiness companies operating in Central and Southwest Florida, was recently informed by the Florida Department of Agriculture and Consumer Services that citrus canker was confirmed in Alico’s 2 X 6 grove located in Hendry County, Florida.

John R. Alexander, Chairman and CEO of Alico, Inc. said, “This is the third canker find in our groves this year. The Company’s in-house canker inspectors discovered the disease early and hopefully the early detection will minimize the loss.” To date, the three canker finds have led to the destruction of approximately 940 acres of the Company’s 11,147 producing citrus acres.

All of the trees in this grove are covered under the Federal Crop Insurance program. A net loss of approximately $610 thousand, consisting of tree development costs and inventoried costs less tax benefits and expected insurance reimbursements will be recorded in the fourth quarter of fiscal 2005 as the canker existed at that time. Additionally, under the Florida Canker Eradication Program, citrus may not be replanted on the property until it has been determined that the property has been canker-free for two years. Accordingly, the Company is evaluating the property for its best future use. The 2 X 6 grove is not contiguous to other Company groves.

Citrus canker is a highly contagious bacterial disease of citrus that causes premature leaf and fruit drop. Citrus canker causes no threat to humans, animals or plant life other than citrus. In order to eradicate the disease, infected and exposed trees within 1,900 feet of the canker find must be removed and destroyed in accordance with Florida law.

About Alico

Alico, Inc., an agribusiness company operating in Central and Southwest Florida, owns approximately 136,500 acres of land located in Collier, Hendry, Lee and Polk Counties. The company is involved in various operations and activities including citrus fruit production, cattle ranching, sugarcane, sod production, and forestry. The Company also leases land for farming, cattle grazing, recreation and oil exploration, and is increasingly involved in exploring real estate development in and beyond its holdings.

Statements in this press release that are not statements of historical or current fact constitute ``forward-looking statements'' within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission.